Exhibit 99


CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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In connection with the Annual Report of the AnnTaylor,  Inc.  Savings Plan (the
"Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Barry Erdos, a member of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



Date:  June 27, 2003                /s/   Barry Erdos
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                                          Barry Erdos
                                          On behalf of the Administrative
                                          Committee of the AnnTaylor, Inc.
                                          Savings Plan, as Plan Administrator



The foregoing  certification  is being  furnished  solely pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Form 11-K or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.